Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

FIRST AMENDMENT TO THE AMENDED AND RESTATED
FUND ACCOUNTING SERVICING AGREEMENT

    THIS FIRST AMENDMENT effective as of September 1, 2019, to the Amended and Restated Fund Accounting Servicing Agreement, dated as of September 1, 2017 (the "Agreement"), is entered into by and among FUNDX INVESTMENT TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d.b.a U. S. Bank Global Fund Services, a Wisconsin limited liability company (“USBGFS”).

RECITALS

    WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to update Exhibit A, the funds list and Exhibit B, the fee schedule of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties.

    NOW, THEREFORE, the parties agree as follows:

1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
2.Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FUNDX INVESTMENT TRUST. By: /s/Jeff Smith Name: Jeff Smith Title: Managing Partner	U.S. BANCORP FUND SERVICES, LLC By: /s/Anita M. Zagrodnik Name: Anita M. Zagrodnik Title: Senior Vice President

Exhibit A to the
Fund Accounting Servicing Agreement – FundX Investment Trust

Fund Names

Separate Series of FundX Investment Trust

Name of Series
FundX Upgrader Fund
 FundX Flexible Income Fund
 FundX Conservative Upgrader Fund
 FundX Aggressive Upgrader Fund
FundX Sustainable Impact Fund

Exhibit B to the
Fund Accounting Servicing Agreement – FundX Investment Trust

Fund Administration & Fund Accounting Services Fee Schedule at September 2019
Annual Combined Fund Administration & Fund Accounting Services basis point fee based upon assets for Fund Complex*
Domestic Funds
[ ] bps on first $[ ] mm
[ ] bps on next $[ ] mm
[ ] bps on the balance

~~Minimum Annual Fee: $[ ] for the six funds listed in Exhibit A~~
Minimum Annual Fee: $[ ] complex minimum for 5 funds listed in Exhibit A, adjusted by $[ ] for each fund opened or closed

Additional fee of $[ ] for each additional class and/or for a Controlled Foreign Corporation (CFC)
Additional fee of $[ ] per manager/sub-advisor per fund

Pricing Services**
$[ ] - Domestic Equities, Options, ADRs
$[ ] - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency
Rates, Mortgage Backed Securities
$[ ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
Bonds, Asset Backed Securities, High Yield Securities
$[ ] - Bank Loans
$[ ] - Credit Default Swaps
$[ ] - Swaptions, Index Swaps
$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$[ ] /Month Manual Security Pricing (>25/day

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Actions and Factor Services (security paydown)
$[ ] /Foreign Equity Security per Month for Corporate Action Service
$[ ] /Domestic Equity Security per Month for Corporate Action Service
$[ ]per CMOs, Asset Backed, Mortgage Backed Security per Month
~~$[ ] /Month Manual Security Pricing (>25/day)~~

Fair Value Services (Charged at the Complex Level)**
$[ ] on the First 100 Securities
$[ ] on the Balance of Securities

Chief Compliance Officer Support Fee (Fund Complex)*
$[ ] /year

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing and customized reporting.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added for other services and unique fund structures such as Master/ Feeder funds.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
** Per security per fund per pricing day.
Fees are calculated pro rata and billed monthly.

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